Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20169) pertaining to the Cal-Maine Foods, Inc. 1993 Stock Option Plan, the Registration Statement (Form S-8 No. 333-29940) pertaining to the Cal-Maine Foods, Inc. 1999 Stock Option Plan, and the Registration Statement (Form S-8 No. 333-130832) of Cal-Maine Foods, Inc. pertaining to the Cal-Maine Foods, Inc. Incentive Stock Option Plan and to the Cal-Maine Foods, Inc. Stock Appreciation Rights Plan of our reports dated August 11, 2006, with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. and subsidiaries, Cal-Maine Foods, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cal-Maine Foods, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended May 31, 2008.

/s/ Ernst & Young LLP

New Orleans, Louisiana
August 4, 2008